Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated July 3, 2002, accompanying the financial statements included in the Annual Report of Caring Products International, Inc. on Form 10-KSB for the year ended March 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of Caring Products International, Inc. on Form S-8 pertaining to the Company’s 2002 Consultant’s Equity Plan.

/S/    GRANT THORNTON LLP

Seattle, Washington
July 25, 2002